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                                                                       Exhibit 5






                               February 18, 2000


Momentum Business Applications, Inc.
4301 Hacienda Drive, Suite 410
Pleasanton, California  94588

     Re:  Momentum Business Applications, Inc. Registration Statement
                 for Offering of 225,000 Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 225,000 shares of Common Stock under the Company's 1999 Stock Incentive Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1999 Stock Incentive Plan in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Gunderson Dettmer Stough Villeneuve
                                            Franklin & Hachigian, LLP
                                        ---------------------------------------
                                        Gunderson Dettmer Stough Villeneuve
                                        Franklin & Hachigian, LLP